                                                                  EXHIBIT 8.2

Daniel G. Easley
(214) 953-6043


                                February 1, 1996




Facelifters Home Systems, Inc.
One Park Place
621 N.W., 53rd Street, Suite 450
Boca Raton, FL. 33487

Gentlemen:

         We have acted as counsel to Facelifters Home Systems, Inc., a Delaware corporation (the "Company") in connection with (i) the proposed merger (the "Merger") of AMRE Acquisition, Inc., a Delaware corporation ("Merger Sub"), into the Company pursuant to the terms of that certain Agreement and Plan of Merger entered into October 31, 1995, among the Company, Merger Sub and AMRE, Inc. ("AMRE") (the "Merger Agreement"), and (ii) the filing of the registration statement by AMRE on Form S-4 (together with all amendments and exhibits thereto through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the shares of AMRE Common Stock to be issued in the Merger. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of AMRE, will merge, under Delaware law, into the Company and the holders of outstanding Company Common Stock (the "Shares") (other than those entitled to receive cash in lieu of a fractional share of AMRE Common Stock) will be issued solely shares of AMRE Common Stock. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

         In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including without limitation, the Merger Agreement and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.

         As to factual matters, in rendering this opinion, we have relied solely on and have assumed the present and continuing truth and accuracy of (i) the description of the facts relating

Facelifters Home Systems, Inc.
February 1, 1996
Page 2



to the Merger contained in the Registration Statement, (ii) the factual representations and warranties contained in the Merger Agreement and related documents and agreements, and (iii) factual representations from the Company and AMRE contained in certain Certificates of Representation, copies of which are attached as Exhibits A and B to this opinion. The Certificates of Representation address various factual matters relevant to the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), including, among other matters, plans regarding (i) the subsequent conduct of the Surviving Corporation's business, (ii) transfers of stock or assets of the Surviving Corporation, and
(iii) transfers of AMRE Common Stock to be received by the Company shareholders in the Merger. THE INITIAL AND CONTINUING TRUTH AND ACCURACY OF ALL SUCH FACTUAL MATTERS CONSTITUTES AN INTEGRAL BASIS FOR, AND A MATERIAL CONDITION TO, THIS OPINION.

         Subject to the qualifications, assumptions and conditions stated above, we are of the opinion that:

              (i) The Merger will be treated for federal income tax purposes as a reorganization within the meaning of
                          Section 368(a) of the Code.

             (ii) The Company, Merger Sub and AMRE will each be a party to the reorganization with the meaning of Section 368(b) of the Code.

            (iii) No gain or loss will be recognized by the Company as a result of the Merger.

             (iv) No gain or loss will be recognized by holders of Shares as a result of the exchange of Shares for shares of AMRE Common Stock pursuant to the Merger, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share. Gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be capital gain or loss equal to the difference between the cash received and the portion of the holder's adjusted basis in the Shares allocable to the fractional share.

              (v) The basis of shares of AMRE Common Stock received in the Merger will equal the holder's adjusted basis in the Shares exchanged therefor in the Merger.

             (vi) The holding period for shares of AMRE Common Stock received in the Merger will include the holder's holding period for Shares exchanged

Facelifters Home Systems, Inc.
February 1, 1996
Page 3



                          therefor in the Merger, provided the exchanged Shares were held as a capital asset at the Effective Time.

         This opinion is based on the Code, the Income Tax Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service, all as in effect on the date of this opinion and all of which are subject to change at any time, possibly retroactively. We undertake no obligation to you or any other person to give notice of any such change. This opinion is limited strictly to the matters expressly stated herein and no other opinion may be implied or inferred beyond such matters. This opinion represents only our best legal judgement and is not binding on the Internal Revenue Service or the courts.

         This opinion is provided to you solely for purposes of complying with the requirements of Item 21(a) of Form S-4 under the Act. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Legal Matters." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel or your employees, except in response to a valid subpoena or other lawful process.

                                                   Very truly yours,


                                                   JACKSON & WALKER, L.L.P.

                         CERTIFICATE OF REPRESENTATIONS

                         Facelifters Home Systems, Inc.
                                       to
                            Jackson & Walker, L.L.P.


                 In connection with the proposed merger (the "Merger") of AMRE Acquisition, Inc. ("Merger Sub") into Facelifters Home Systems, Inc. ("Facelifters"), Jackson & Walker L.L.P. will render a legal opinion pursuant to the requirements of Item 21(a) of Form S-4 promulgated under the Securities Act and Section 6.2(g) of the Agreement and Plan of Merger among Facelifters, Merger Sub and AMRE, Inc. ("Amre"), dated October 31, 1995 (the "Merger Agreement"), conditioned, inter alia, on the receipt of the following representations (each of which shall be true and correct as of the date hereof and as of the Effective Time).

                  For purposes of the following representations (i) "control" or "controlled by" means direct ownership of stock possessing at least 80% of the total combined voting power of all outstanding classes of stock of the issuer entitled to vote and at least 80% of the number of shares of each outstanding class of stock of the issuer not entitled to vote, and (ii) capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

                 Recognizing that you will rely on this letter in rendering your opinion, the undersigned, duly authorized officer(s) of Facelifters acting as such, certify to you that the following representations are true and correct.

                 1. The facts relating to the Merger as described in the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects.

                 2. The Merger, if consummated, will be consummated in compliance with all material terms and conditions of the Merger Agreement, none of which will have been waived or modified, except as disclosed on Schedule A attached hereto, if any.

                 3. There is a bona-fide business purpose for each transaction contemplated by or referenced in the Merger Agreement unrelated to the avoidance or reduction of federal income taxes; including, without limitation, improved marketing operations, an expanded and more diverse customer base, access to enhanced resources, an increased market capitalization and improved shareholder liquidity.

                 4. The fair market value of the AMRE Common Stock to be received in the Merger by each Facelifters shareholder will be approximately equal to the fair market value of the Shares surrendered in exchange therefor.

Certificate of Representations
Facelifters Home Systems, Inc.
Page 2


                 5. There is no present plan or intention by the shareholders of Facelifters who hold, legally or beneficially, five percent (5%) or more of the Shares, and, to the best knowledge of the executive officers of Facelifters (without inquiry), there is no present plan or intention by the remaining shareholders of Facelifters, to sell, exchange, or otherwise dispose of a number of shares of AMRE Common Stock to be received in the Merger that would reduce the Facelifters shareholders' aggregate ownership of AMRE Common Stock to be received in the Merger to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Shares immediately before the Effective Time. For purposes of this representation (i) Shares exchanged for cash or property other than AMRE Common Stock (including Shares exchanged for cash in lieu of fractional shares and Shares surrendered by dissenters) are treated as outstanding Shares at the Effective Time, and (ii) Shares, and shares of AMRE Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger in transactions related to the Merger or as part of the plan of reorganization for the Merger are taken into account.

                 6. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets (including intangible assets like goodwill, patents and trademarks) and at least 70 percent of the fair market value of the gross assets (including intangible assets like goodwill, patents and trademarks) held immediately prior to the Merger by each of Facelifters and Merger Sub. For purposes of this representation (i) assets of Facelifters, Merger Sub or the Surviving Corporation used in connection with the Merger to pay expenses related to the Merger, to pay dissenters, to pay shareholders who receive any cash or property other than AMRE Common Stock, and to effect any redemptions and distributions (except for regular dividends paid in the ordinary course of business) are included as assets of Facelifters and Merger Sub immediately prior to the Merger, and (ii) assets of the Surviving Corporation transferred in connection with the Merger other than in the ordinary course of business or to a corporation controlled by the Surviving Corporation are not treated as assets held by the Surviving Corporation following the Merger.

                 7. In the Merger, Shares representing control of Facelifters will be exchanged solely for AMRE Common Stock. For purposes of this representation, any Shares exchanged for cash or property other than AMRE Common Stock originating with AMRE or Merger Sub will be treated as outstanding Shares immediately prior to the Merger.

                 8. At the Effective Time, Facelifters will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Facelifters that, if exercised or converted, would affect AMRE's acquisition of or retention of control of the Surviving Corporation.

                 9. Facelifters has no present plan or intention to issue additional shares of stock that would result in AMRE losing control of the Surviving Corporation.

Certificate of Representations
Facelifters Home Systems, Inc.
Page 3



                 10. Following the Merger, the Surviving Corporation, directly or through subsidiaries controlled by it, will continue Facelifters's historic business or use a significant portion of the Facelifters's historic business assets in a business.

                 11. Facelifters, and the shareholders of Facelifters, will each pay from their own funds their respective expenses, if any, incurred in connection with the Merger.

                 12. Prior to the Merger, there will be no indebtedness nor any other financial or credit arrangement between AMRE and Facelifters or between Merger Sub and Facelifters.

                 13. No liabilities of Facelifters shareholders will be assumed by AMRE in connection with the Merger, nor will any of the stock of the Surviving Corporation be subject to any liabilities which may have encumbered any of the Shares at the Effective Time. There are no arrangements in effect pursuant to which any shareholder of Facelifters has guarantied or otherwise assumed liability for any indebtedness or other obligation of Facelifters.

                 14. AMRE does not directly or indirectly own, nor has it directly or indirectly owned during the past five years, any stock of Facelifters.

                 15. At the Effective Time, the fair market value of Facelifters' assets will exceed the sum of its liabilities, including the amount of any liabilities to which its assets are subject.

                 16. The payment by the Exchange Agent of cash in lieu of fractional shares of AMRE Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of Shares will be aggregated and no such holder will receive cash therefor in an amount equal to or greater than the value of one full share of AMRE Common Stock.

                 17. Neither AMRE, Merger Sub nor the Surviving Corporation has paid or will pay, directly or indirectly, any compensation to any shareholder-employee of Facelifters pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's Shares. None of the shares of AMRE Common Stock received by any shareholder of Facelifters pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement. Compensation paid pursuant to the Honigsfeld and Gross Employment Agreements will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

Certificate of Representations
Facelifters Home Systems, Inc.
Page 4



                 18. Facelifters is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                 19. Facelifters is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 EXECUTED as of the 7th day of March, 1996.



                                               Facelifters Home Systems, Inc.:


                                               By: /s/ Mark Honigsfeld
                                                  ------------------------------

                                               Its: Chief Executive Officer
                                                   -----------------------------

                         CERTIFICATE OF REPRESENTATIONS

                                   AMRE, Inc.
                                       to
                            Jackson & Walker, L.L.P.


                 In connection with the proposed merger (the "Merger") of AMRE Acquisition, Inc. ("Merger Sub") into Facelifters Home Systems, Inc. ("Facelifters"), Jackson & Walker L.L.P. will render a legal opinion to Facelifters pursuant to the requirements of Item 21(a) of Form S-4 promulgated under the Securities Act and Section 6.2(g) of the Agreement and Plan of Merger among Facelifters, Merger Sub and AMRE, Inc. ("Amre"), dated October 31, 1995 (the "Merger Agreement"), conditioned, inter alia, on the receipt of the following representations (each of which shall be true and correct as of the date hereof and as of the Effective Time).

                  For purposes of the following representations (i) "control" or "controlled by" means direct ownership of stock possessing at least 80% of the total combined voting power of all outstanding classes of stock of the issuer entitled to vote and at least 80% of the number of shares of each outstanding class of stock of the issuer not entitled to vote, and (ii) capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

                 Recognizing that you will rely on this letter in rendering your opinion, the undersigned, duly authorized officer(s) of AMRE acting as such, certify to you that the following representations are true and correct.

                 1. To the best knowledge of the executive officers of AMRE, the facts relating to the Merger as described in the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects.

                 2. The Merger, if consummated, will be consummated in compliance with all material terms and conditions of the Merger Agreement, none of which will have been waived or modified, except as disclosed on Schedule A attached hereto, if any.

                 3. There is a bona-fide business purpose for each transaction contemplated by or referenced in the Merger Agreement unrelated to the avoidance or reduction of federal income taxes; including, without limitation, improved marketing operations, an expanded and more diverse customer base, access to enhanced resources, an increased market capitalization and improved shareholder liquidity.

                 4. The fair market value of the AMRE Common Stock to be received in the Merger by each Facelifters shareholder will be approximately equal to the fair market value of the Shares surrendered in exchange therefor.

                 5. To the best knowledge of the executive officers of AMRE (without inquiry), following the Merger, the Surviving Corporation will hold at least 90 percent of the

Certificate of Representations
AMRE, Inc.
Page 2


fair market value of the net assets (including intangible assets like goodwill, patents and trademarks) and at least 70 percent of the fair market value of the gross assets (including intangible assets like goodwill, patents and trademarks) held immediately prior to the Merger by each of Facelifters and Merger Sub. For purposes of this representation (i) assets of Facelifters, Merger Sub or the Surviving Corporation used in connection with the Merger to pay expenses related to the Merger, to pay dissenters, to pay shareholders who receive any cash or property other than AMRE Common Stock, and to effect any redemptions and distributions (except for regular dividends paid in the ordinary course of business) are included as assets of Facelifters and Merger Sub immediately prior to the Merger, and (ii) assets of the Surviving Corporation transferred in connection with the Merger other than in the ordinary course of business or to a corporation controlled by the Surviving Corporation are not treated as assets held by the Surviving Corporation following the Merger.

                 6. In the Merger, Shares representing control of Facelifters will be exchanged solely for AMRE Common Stock. For purposes of this representation, any Shares exchanged for cash or property other than AMRE Common Stock originating with AMRE or Merger Sub will be treated as outstanding Shares immediately prior to the Merger.

                 7. AMRE has no present plan or intention to cause the Surviving Corporation to issue additional shares of stock, and to the best knowledge of the executive officers of AMRE (without inquiry), Facelifters has no present plan or intention to issue additional shares of its stock, that would result in AMRE losing control of the Surviving Corporation.

                 8. AMRE has no present plan or intention to reacquire any of the shares of AMRE Common Stock issued in the Merger. Any future open market purchases by AMRE of shares of AMRE Common Stock will be motivated solely by business considerations independent of the Merger.

                 9. AMRE has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by the Surviving Corporation to corporations controlled by the Surviving Corporation, and transfers by AMRE of shares of the Surviving Corporation's stock to corporations controlled by AMRE.

                 10. Following the Merger, the Surviving Corporation, directly or through subsidiaries controlled by it, will continue Facelifters's historic business or use a significant portion of the Facelifters's historic business assets in a business.

                 11. Prior to the Merger, AMRE will be in control of Merger Sub.

Certificate of Representations
AMRE, Inc.
Page 3



                 12. Merger Sub has been recently formed solely for the purpose of effecting the Merger and, at the Effective Time, will have no liabilities or assets other than assets transferred to it for use in the Merger.

                 13. AMRE and Merger Sub will each pay their respective expenses incurred in connection with the Merger.

                 14. Prior to the Merger, there will be no indebtedness nor any other financial or credit arrangement between AMRE and Facelifters or between Merger Sub and Facelifters except for License Agreement.

                 15. No liabilities of Facelifters shareholders will be assumed by AMRE in connection with the Merger, nor will any of the stock of the Surviving Corporation be subject to any liabilities which may have encumbered any of the Shares at the Effective Time.

                 16. AMRE does not directly or indirectly own, nor has it directly or indirectly owned during the past five years, any stock of Facelifters.

                 17. The payment by the Exchange Agent of cash in lieu of fractional shares of AMRE Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of Shares will be aggregated and no such holder will receive cash therefor in an amount equal to or greater than the value of one full share of AMRE Common Stock.

                 18. Neither AMRE, Merger Sub nor the Surviving Corporation has paid or will pay, directly or indirectly, any compensation to any shareholder-employee of Facelifters pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's Shares. None of the shares of AMRE Common Stock received by any shareholder of Facelifters pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement. Compensation paid pursuant to the Honigsfeld and Gross Employment Agreements will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

                 19.      AMRE is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

Certificate of Representations
AMRE, Inc.
Page 4



                 EXECUTED as of the 13th day of March, 1996.




                                               AMRE, Inc.:


                                               By: /s/ John S. Vanecko
                                                  ------------------------------

                                               Its: Vice President and CFO
                                                   -----------------------------